SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 14, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 14, 2011, USA Technologies, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with five institutional investors (jointly and severally, the “Buyers”). Pursuant to the Purchase Agreement, the Company will sell to the Buyers 5,200,000 shares of the Company’s common stock (“Common Stock”) in the aggregate at a price of $2.064 per share for an aggregate purchase price of $10,700,000. The Company will also issue to the Buyers warrants to purchase up to an aggregate of 3,900,000 shares of Common Stock at an exercise price of $2.6058 per share. The warrants are exercisable at any time within five years following the six month and one day anniversary of the issuance of the warrants.

The completion of the offering is subject to the satisfaction of customary closing conditions and is expected to close on or before March 24, 2011. The net proceeds from the transaction will be used solely for working capital purposes, primarily in connection with the revival of the Company’s Jump Start program. In the Purchase Agreement, the Company agreed not to use the proceeds to satisfy any debt or to redeem any of the Company's outstanding securities.

At the closing of the transaction, the Company will enter into a registration rights agreement (the "Registration Rights Agreement") with the Buyers. Pursuant to the Registration Rights Agreement, the Company will be required to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the resale of the common stock to be sold and the common stock underlying the warrants to be sold (the "Registration Statement").

The Company will be required to pay all expenses incurred in connection with the filing of the Registration Statement. The Company will also be obligated to file the Registration Statement within 15 days of the closing date of the transaction. In addition, the Company will be obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 90 days of the closing date of the transaction (or 120 days in the event that the Registration Statement is subject to review by the SEC), and the Company will be required to pay certain negotiated cash payments to the Buyers in the event that the Registration Statement is not filed within 15 days of the closing date or is not declared effective within 90 days of the closing date (or 120 days in the event that the Registration Statement is subject to review by the SEC).

Item 3.02. Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Each Buyer qualifies as an accredited investor as such term is defined in Rule 501 under the Securities Act. The offer, issuance and sale by the Company of the shares of common stock, warrants and the shares of common stock underlying the warrants in the transaction have not been registered under the Securities Act and may not be offered or sold without registration with the SEC under the Securities Act or under an applicable exemption from the Securities Act. The offer and sale of the shares, the warrants, and the shares underlying the warrants by the Company to the Buyer is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The description of the documents in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the form of Warrant and the form of the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Chardan Capital Markets LLC acted as the exclusive placement agent for the transaction pursuant to an engagement agreement dated March 14, 2011. The engagement agreement is furnished as Exhibit 10.4 to this current report.

Item 8.01. Other Events

On March 14, 2011, the Company issued a press release announcing the offering, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Securities Purchase Agreement, dated March 14, 2011 between USA Technologies, Inc. and each of the Buyers

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

10.4	Engagement Agreement between USA Technologies, Inc. and Chardan Capital Markets LLC dated March 14, 2011

99.1	Press Release dated March 14, 2011

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer
Dated: March 14, 2011

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Securities Purchase Agreement, dated March 14, 2011 between USA Technologies, Inc. and each of the Buyers

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

10.4	Engagement Agreement between USA Technologies, Inc. and Chardan Capital Markets LLC dated March 14, 2011

99.1	Press Release dated March 14, 2011